UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                  ___________________________________

                                 FORM 8-K

          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):

                              August 14, 2007


	               HARRIS & HARRIS GROUP, INC.
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       (Exact name of registrant as specified in its charter)



      New York	                  0-11576               	13-3119827
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
of incorporation)                                        Identification No.)


                           111 West 57th Street
	                  New York, New York  10019
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                (Address of principal executive offices and zip code)


	Registrant's telephone number, including area code: (212) 582-0900


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Item 8.01	Other Events

	As a result of transactions on August 14-15, 2007, Charles E. Harris, our Chairman and Chief Executive Officer, has increased his ownership in the Company by 1,071 shares. Pursuant to a 10b5-1 plan entered into on May 16, 2007, Mr. Harris exercised and sold 33,334 non-qualified options that he had held to purchase common stock. The 33,334 shares were purchased from the Company through exercise of those options for a total of $337,007. Those 33,334 shares were sold in the open market for gross proceeds of $357,595, minus commissions and Federal Insurance Contributions Act (FICA) of $1,998, for net proceeds of $18,590. The Company withheld from those net proceeds $7,506 for taxes triggered by the exercise of those options, leaving $11,084 in net proceeds from the exercise of those options and their sale in the open market. Mr. Harris utilized all of those net proceeds to exercise 1,071 vested non-qualified stock options, and to provide for $252 for the taxes triggered by such exercise. Proceeds to the Company from these transactions were $347,835. Mr. Harris retained no cash proceeds from these transactions.


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SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	August 16, 2007		        HARRIS & HARRIS GROUP, INC.



      					By: /s/ Charles E. Harris
					    -----------------------------
				     	    Charles E. Harris
					    Chief Executive Officer






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